           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions  "Board of Trustees and Audit Committee" and "Independent  Registered  Public  Accounting Firm" in
the  Statement of  Additional  Information  and to the use of our report dated
August  30,  2005  included  in the  Registration  Statement  (Form  N-1A Nos.
333-125805 and 811-21775) and related Prospectus of Oppenheimer  International
Diversified Fund.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

New York, New York
August 30, 2005